Exhibit 5.1

437 Madison Avenue New York, NY 10022-7039 212-940-3000

July 17, 2015

Spherix Incorporated

6430 Rockledge Drive, Suite 503

Bethesda, Maryland 20817

Ladies and Gentlemen:

We have acted as counsel to Spherix Inc., a Delaware corporation (the “Company”), in connection with the offer and sale of up to 5,719,532 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), warrants to purchase up to 7,035,024 shares of the Common Stock (the “Warrants”) and the shares Common Stock issuable upon exercise of the Warrants in accordance with their terms (the “Warrant Shares”) and 5,719,532 units, each consisting of 1 Share and 1.3 Warrants (the “Units”, together with the Common Stock, the Warrants and the Warrant Shares, the “Securities”) covered by (a) the Company’s registration statement on Form S-3 (No. 333-198498), filed on November 10, 2014 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of the Company’s Common Stock (including the Shares and the Warrant Shares), the Company’s warrants (including the Warrants) and the Company’s units (including the Units) and other securities of the Company, (b) the prospectus contained in the Registration Statement (the “Prospectus”), and (c) the Prospectus Supplement relating to the Shares, the Warrants and the Units, filed with the Commission on July 16, 2015, pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”).  The Shares, the Warrants and the Units are to be sold to institutional investors pursuant to Securities Purchase Agreements dated as of July 15, 2015 (the “Purchase Agreements”).

In connection with the foregoing, we have examined the Company’s Certificate of Incorporation and Bylaws, each as amended and restated to date; (ii) certain resolutions of the Board of Directors of the Company relating to the sale of the Securities; (iii) the Purchase Agreements, (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion and (v) such laws and regulations as we have deemed necessary to enable us to render this opinion.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents and the due execution and delivery of all documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein. We also have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

Spherix Incorporated July 17, 2015 Page 2

We are opining herein solely with respect to the federal laws of the United States, the state laws of the State of New York and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed with your permission and without any independent investigation that such laws are identical to the state laws of the State of New York, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnity provision that indemnifies any person against damages arising from its own negligence or misconduct, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing and the other qualifications and limitations contained herein, we are of the opinion that:

1.          The Shares, when issued and sold in accordance with the terms and conditions of the Purchase Agreements, will be validly issued, fully paid and nonassessable.

2.          The Warrants, when issued and sold in accordance with the terms and conditions of the Purchase Agreements and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company.

3.          The Warrant Shares, when issued and paid for upon the exercise of the Warrants and in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

4.          The Units, when issued and sold in accordance with the terms and conditions of the Purchase Agreements, will be validly issued, fully paid and nonassessable.

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Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission or that we are “experts” within the meaning of Section 11 of the Securities Act.

Very truly yours,